UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2018

CISCO SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

California

(State or other jurisdiction of incorporation)

0-18225	77-0059951
(Commission File Number)	(IRS Employer Identification No.)

170 West Tasman Drive, San Jose, California	95134-1706
(Address of principal executive offices)	(Zip Code)

(408) 526-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment and Restatement of the Employee Stock Purchase Plan

At the Annual Meeting of Shareholders (the “Meeting”) of Cisco Systems, Inc. (“Cisco”) held on December 12, 2018, Cisco’s shareholders approved the amendment and restatement of the Cisco Employee Stock Purchase Plan (the “Purchase Plan”). The amendment and restatement of the Purchase Plan was approved by Cisco’s Board of Directors (the “Board”) on October 3, 2018, subject to the approval of Cisco’s shareholders, and became effective with such shareholder approval on December 12, 2018. As a result of such shareholder approval, the Purchase Plan was materially amended and modified to (i) extend the term by ten years and (ii) increase the maximum number of shares of common stock authorized for issuance over the term of the Purchase Plan by 100 million shares.

A more complete description of the terms of the Purchase Plan and the material amendments and modifications thereto can be found in “Proposal No. 2 — Approval of the Amendment and Restatement of the Employee Stock Purchase Plan” (pages 19 through 25) in Cisco’s definitive proxy statement dated October 17, 2018, and filed with the Securities and Exchange Commission on October 24, 2018, which description is incorporated by reference herein. The foregoing descriptions and the description incorporated by reference from Cisco’s definitive proxy statement are qualified in their entirety by reference to the Purchase Plan, a copy of which is filed as Exhibit 10.1 to this report.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Shareholders of Cisco was held on December 12, 2018. At the Meeting, the shareholders voted on the following six proposals and cast their votes as follows:

Proposal 1: To elect nine members of Cisco’s Board:

Nominee	For	Against	Abstained	Broker Non-Votes
M. Michele Burns	2,987,137,258	188,248,050	7,833,805	746,069,777
Michael D. Capellas	3,083,717,498	91,232,387	8,269,228	746,069,777
Mark Garrett	3,169,175,897	5,737,183	8,306,033	746,069,777
Dr. Kristina M. Johnson	3,152,852,274	20,219,443	10,147,396	746,069,777
Roderick C. McGeary	2,985,266,146	189,605,490	8,347,477	746,069,777
Charles H. Robbins	2,959,004,742	201,859,995	22,354,376	746,069,777
Arun Sarin	3,165,962,435	8,821,057	8,435,621	746,069,777
Brenton L. Saunders	3,118,091,435	56,989,890	8,137,788	746,069,777
Steven M. West	3,023,630,638	151,143,284	8,445,191	746,069,777

Proposal 2: To approve the amendment and restatement of the Cisco Employee Stock Purchase Plan:

For	Against	Abstained	Broker Non-Votes
3,150,813,537	21,552,319	10,853,257	746,069,777

Proposal 3: To approve, on an advisory basis, executive compensation:

For	Against	Abstained	Broker Non-Votes
2,602,505,244	564,105,464	16,608,405	746,069,777

Proposal 4: To ratify the appointment of PricewaterhouseCoopers LLP as Cisco’s independent registered public accounting firm for the fiscal year ending July 27, 2019:

For	Against	Abstained	Broker Non-Votes
3,801,651,221	117,681,779	9,955,890	0

Proposal 5: A shareholder proposal to have Cisco’s Board adopt a new policy to have an independent Board chairman.

For	Against	Abstained	Broker Non-Votes
1,120,274,550	2,046,111,148	16,833,415	746,069,777

Proposal 6: A shareholder proposal to have Cisco’s Board adopt a proposal relating to executive compensation metrics.

For	Against	Abstained	Broker Non-Votes
192,505,222	2,971,515,256	19,198,635	746,069,777

Item 9.01.	Financial Statement and Exhibits.

(d) Exhibits

Exhibit No.	Description of Document

10.1	Cisco Systems, Inc. Employee Stock Purchase Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CISCO SYSTEMS, INC.

Dated: December 13, 2018	By:	/s/ Evan Sloves
	Name:	Evan Sloves
	Title:	Secretary